 THIRD AMENDED AND RESTATED DEPOSIT AGREEMENT

by and among

SILICONWARE PRECISION INDUSTRIES CO., LTD.

AND

JPMORGAN CHASE BANK, N.A., as Depositary,

AND

THE HOLDERS

OF AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

Dated as of ____________, 2015

TABLE OF CONTENTS

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THIRD AMENDED AND RESTATED DEPOSIT AGREEMENT

THIRD AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of ____________, 2015 (this Third Amended and Restated Deposit Agreement and all Exhibits hereto, as amended and supplemented from time to time in accordance with its terms, the "Deposit Agreement"), by and among (i) SILICONWARE PRECISION INDUSTRIES CO., LTD., a company incorporated under the laws of the Republic of China, and its successors (the "Company"), (ii) JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary hereunder (the "Depositary"), and (iii) all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).

WITNESSETH  THAT:

WHEREAS, the Company has duly authorized the issuance of, and has outstanding, shares of common stock, having a par value of NT$10.00 per share (the "Shares"), which are listed for trading on the Taiwan Stock Exchange; and

WHEREAS, the Company and Citibank, N.A. previously entered into a Second Amended and Restated Deposit Agreement dated as of June 7, 2000 for the purposes set forth therein, for the creation of American depositary shares representing Shares (as hereinafter defined) deposited thereunder and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares;

WHEREAS, the Company has appointed JPMorgan Chase Bank, N.A. as successor Depositary;

WHEREAS, pursuant to the terms of the Old Deposit Agreement, the Company and the Depositary wish to amend and restate the Old Deposit Agreement and the Old Receipts;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Old Deposit Agreement and the Old Receipts in their entirety as follows:

ARTICLE I

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

Section 1.1.                      "ADS Record Date" shall have the meaning given to such term in Section 4.9.

Section 1.2.                      "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

Section 1.3.                      "American Depositary Share(s)" and "ADS(s)" shall mean, individually or collectively, as the context may require, the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and the American Depositary Receipt(s) issued hereunder to evidence such ADSs. ADS(s) issued under the terms of this Deposit Agreement may be evidenced by certificated ADR(s), or by Direct Registration ADRs reflected on the Direct Registration System maintained by the Depositary for such purposes under the terms of Section 2.13. Unless otherwise specified in this Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include ADSs evidenced by certificated ADRs and ADSs evidenced by Direct Registration ADRs, individually or collectively, as the context may require. Each ADS shall represent five (5) Shares until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the Deposited Securities determined in accordance with the terms of such Sections.

Section 1.4.                      "Applicant" shall have the meaning given to such term in Section 5.10.

Section 1.5.                      "Beneficial Owner" shall mean as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. A Beneficial Owner of ADSs may or may not be the Holder of the ADR(s) evidencing such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADR(s) evidencing the ADS(s) owned by such Beneficial Owner.

Section 1.6.                      "Business Day" shall mean any day on which both the banks in Taipei and the banks in New York are open for business.

Section 1.7.                      "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereto in the United States.

Section 1.8.                      "Company" shall mean Siliconware Precision Industries Co., Ltd., a company incorporated and existing under the laws of the Republic of China, and its successors.

Section 1.9.                      "Custodian" shall mean any entity or entities that may be appointed by the Depositary pursuant to the terms of Section 5.5 as custodian or as successor, substitute or additional custodian hereunder. The term "Custodian" shall mean any Custodian individually or all Custodians collectively, as the context requires.

Section 1.10.                      "Deliver" and "Delivery," as well as the terms "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System, and, when used with respect to ADRs in physical certificated form, shall refer to the physical delivery, execution, issuance, registration, surrender, transfer or cancellation of certificates representing the ADRs.

Section 1.11.                      "Deposit Agreement" shall mean this Third Amended and Restated Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented from time to time in accordance with the terms hereof.

Section 1.12.                      "Depositary" shall mean JPMorgan Chase Bank, N.A., in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary hereunder.

Section 1.13.                      "Deposited Securities" shall mean, collectively or individually, as the context may require and unless otherwise specifically set forth herein, Shares and Payment Certificates at any time deposited under this Deposit Agreement and any and all other securities, property and cash held by the Depositary or the Custodian in respect thereof, subject, in the case of cash, to the provisions of Section 4.8. The collateral delivered in connection with Pre-Release Transactions and/or Pre-Cancellation Sale Transactions in each case as described in Section 5.10 hereof, shall not constitute Deposited Securities.

Section 1.14.                      "Direct Registration ADRs" shall mean the system for the uncertificated registration of ownership of securities established by DTC and utilized by the Depositary pursuant to which the Depositary may record the ownership of ADRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

Section 1.15.                      "Dollars" and "$" shall refer to the lawful currency of the United States.

Section 1.16.                      "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

Section 1.17.                      "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

Section 1.18.                      "Eligible Securities" shall mean, collectively or individually as the context may require and unless otherwise specifically set forth herein, Shares or Payment Certificates, in each case to the extent eligible for deposit hereunder at any time and from time to time from and after the date hereof.

Section 1.19.                      "Eligible Securities Registrar" shall mean Chinatrust Commercial Bank or any other institution organized under the laws of the Republic of China appointed by the Company to carry out the duties of registrar for holders of Shares and Payment Certificates, and any successor thereto.

Section 1.20.                      "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.
Section 1.21.                      "Foreign Currency" shall mean any currency other than Dollars.

Section 1.22.                      "FSC" shall mean the ROC Financial Supervisory Commission, and any successor thereto.

Section 1.23.                      "Holder" shall mean the person in whose name an ADR is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose.  A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADSs evidenced by the ADRs registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs evidenced by such ADRs. Any reference to Holders of ADR(s) or ADS(s) in this Deposit Agreement shall, in the context of Direct Registration ADRs, refer to the person(s) in whose name the ADRs are registered on the Direct Registration System.

Section 1.24.                      "NT dollars" and "NT$" shall refer to the lawful currency of Taiwan, Republic of China.

Section 1.25.                      "Payment Certificate(s)" and "PC(s)" shall mean a certificate of payment issued by the Company evidencing the irrevocable right to receive Shares from the Company in connection with any initial issuance by the Company.

Section 1.26.                      "Pre-Cancellation Sale Transaction" shall have the meaning set forth in Section 5.10(b).

Section 1.27.                      "Pre-Release Transaction" shall have the meaning set forth in Section 5.10(a).

Section 1.28.                      "Receipt(s)"; "American Depositary Receipt(s)" and "ADR(s)" shall mean the American Depositary Receipts executed and delivered hereunder by the Depositary to evidence American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. Receipts may be either in physical certificated form or Direct Registration ADRs (as hereinafter defined).  Receipts in physical certificated form, and the terms and conditions governing the Direct Registration ADRs, shall be substantially in the form of Exhibit A annexed hereto (the "form of ADR").  The term "Direct Registration ADR" means an ADR, the ownership of which is recorded on the Direct Registration System.  References to "ADRs" and "Receipts" shall include certificated ADRs and Direct Registration ADRs, unless the context otherwise requires. The form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto.  A Receipt may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate.

Section 1.29.                      "Registrar" shall mean the Depositary or any bank or trust company which shall be appointed by the Depositary to register issuances, transfers and cancellations of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary. Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

Section 1.30.                      "Republic of China"; "ROC" and "Taiwan" shall mean the Republic of China.

Section 1.31.                      "Restricted Securities" shall mean collectively or individually, as the context may require, Eligible Securities, Deposited Securities or ADSs, which (i) are “restricted securities” as such term is defined in Rule 144 under the Securities Act (as hereinafter defined), or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under (a) the laws of the United States, (b) the laws of the Republic of China, (c) a shareholders agreement, (d) the Articles of Incorporation of the Company, or (e) the regulations of an applicable securities exchange unless, in each case, (x) such Eligible Securities, Deposited Securities or ADSs are being sold to persons other than an Affiliate of the Company in a transaction (i) covered by an effective resale registration statement, or (ii) exempt from the registration requirements of the Securities Act (as hereinafter defined), and (y) the Eligible Securities, Deposited Securities or ADSs will not be, upon the sale thereof, when held by such person(s), Restricted Securities.

Section 1.32.                      "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.33.                      "Shares" shall mean the Company’s shares of common stock, each having a par value of NT$10.00 per share, validly issued and outstanding and fully paid or Payment Certificates ; provided that in no event shall Shares include Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation, reclassification, conversion or any other event described in Section 4.11 in respect of the Shares of the Company, the term "Shares" shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such change in par value, split-up, consolidation, exchange, conversion, reclassification or event.

Section 1.34.                      "Taiwan Securities Central Depository" shall mean the central depository for Shares in the Republic of China, and any successor thereto.

Section 1.35.                      "Taiwan Stock Exchange" and "TSE" shall mean the stock exchange in Taiwan, Republic of China, upon which the Company’s Shares are listed for trading and any successor stock exchange thereto.

Section 1.36.                      "Transfer Office" when used with respect to the Depositary, shall mean the office maintained by the Depositary pursuant to Section 5.1.

Section 1.37.                      "United States" shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.
ARTICLE II

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;
DEPOSIT OF ELIGIBLE SECURITIES; EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

Section 2.1.                      Appointment of Depositary.  The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement and each holder and each beneficial owner of Old Receipts who continues to hold such securities from and after the date hereof, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement (including, without limitation, Sections 2.12 and 2.13 hereof), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).

Section 2.2.                      Form and Transferability of Receipts.

(a)           Form.  Receipts in certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper.  Receipts may be issued under the Deposit Agreement in denominations of any whole number of ADSs.  Receipts in certificated form, and the terms and conditions governing the Direct Registration ADRs, shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject.  Receipts in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.  Receipts in certificated form bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts. No Receipt and no ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Receipt shall have been so executed by the manual or facsimile signature of a duly authorized officer of the Depositary.

(b)           Legends.  The Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement (i) as may be necessary to enable the Depositary to perform its obligations hereunder, (ii) as may be required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) as may be necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance or type of the Deposited Securities or otherwise, or (iv) as may be required by any book-entry system in which the ADSs are held.

(c)           Title.  Subject to limitations contained herein and in the form of ADR, title to a Receipt (and to each ADS evidenced thereby) shall be transferable upon the same terms as a negotiable instrument under the laws of the State of New York, provided that, in the case of certificated Receipts, such Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of a Receipt (that is, the person in whose name a Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under this Deposit Agreement or any Receipt to any holder of a Receipt or any Beneficial Owner unless such holder or Beneficial Owner is the Holder of such Receipt registered on the books of the Depositary.

(d)           Book-Entry Systems.  Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

Section 2.3.                      Deposit with Custodian.  Until the Depositary is notified otherwise, under current ROC law, no deposits of Eligible Securities may be made under this Deposit Agreement, and no ADSs may be issued against such deposits, without receipt of specific approval of the ROC Securities and Futures Commission (the "SFC"), except in connection with the offering and the issuance of additional Eligible Securities in connection with (i) dividends on or free distributions of Eligible Securities, (ii) the exercise by Holders of their preemptive rights applicable to Eligible Securities evidenced by ADSs in the event of capital increases for cash or (iii) the purchase directly by any person or through the Depositary or its agent of Shares on the TSE for delivery to the Custodian or the delivery of Shares already held to the Custodian for  deposit, provided that the total number of ADSs outstanding after an issuance described in clause (iii) does not exceed the number of issued ADSs previously approved by the SFC (plus any ADSs created pursuant to clauses (i) and (ii) above). The Depositary and the Company have been advised that under current ROC law, issuances under clause (iii) above will be permitted only to the extent that previously issued ADSs have been canceled and as permitted hereunder. The Depositary may in its discretion refuse to accept any Eligible Securities for deposit pursuant to clause (iii) unless it receives satisfactory evidence or notification from the Company, which may include opinions of ROC and U.S. counsel to the Company, to the effect that such Eligible Securities may lawfully be deposited pursuant to the Deposit Agreement and are not Restricted Securities.

Subject to the other provisions hereof, the Depositary may issue ADRs for delivery at the Transfer Office (i) only against deposit of:  (a) at the time of any initial issuance by the Company, a global payment certificate which evidences the right to receive common shares, par value NT$10 each of the Company; (b) as permitted above in this Section 2.3, (c) upon issuance of common shares in physical certificate form or scripless form, par value NT$10 of the Company, and the exchange of the Payment Certificates evidenced by a master Payment Certificate listed on the TSE therefore and at all times Shares in form satisfactory to the Custodian; (d) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or (ii) pursuant to a Pre-Release Transaction in accordance with Section 5.10 hereof.

Subject to any restrictions on deposit provided for under ROC law (including any approvals required from the FSC) and the terms and conditions of this Deposit Agreement, in connection with the deposit of Eligible Securities hereunder, the Depositary or the Custodian may require the following in a form satisfactory to it:  (a) a written order directing the Depositary to issue to, or upon the written order of, the person or persons designated in such order a Direct Registration ADR or ADRs evidencing the number of ADSs representing such deposited Eligible Securities (a "Delivery Order"); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Eligible Securities; (c) instruments assigning to the Depositary, the Custodian or a nominee of either any distribution on or in respect of such deposited Eligible Securities or indemnity therefor; and (d) proxies entitling the Custodian to vote such deposited Eligible Securities.  As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to any of Sections 4.1 through 4.5 or Section 4.11 hereof, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Depositary, the Custodian or a nominee of either, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.  Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in this Deposit Agreement. To the extent that the provisions of or governing the Shares make delivery of certificates therefor impracticable, Shares may be deposited hereunder by such delivery thereof as the Depositary or the Custodian may reasonably accept, including, without limitation, by causing them to be credited to an account maintained by the Custodian for such purpose with the Company or an accredited intermediary, such as a bank, acting as a registrar for the Shares, together with delivery of the documents, payments and Delivery Order referred to herein to the Custodian or the Depositary.  The Company agrees to notify the Depositary of any changes in ROC law or otherwise which would permit deposits to be freely accepted hereunder.

Without limiting any other provision of this Deposit Agreement, the Depositary shall not knowingly, accept for deposit any Restricted Securities. In addition, the Depositary and the Custodian may refuse to accept Shares for deposit whenever notified in writing that the Company has restricted transfer of such Shares to comply with applicable ROC law

Section 2.4.                      Registration and Safekeeping of Deposited Securities.  The Depositary shall instruct the Custodian upon each Delivery of certificates representing registered Eligible Securities being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such certificate(s), together with the appropriate instrument(s) of transfer or endorsement, duly stamped, to the Eligible Securities Registrar for transfer and registration of the Eligible Securities (as soon as practicable after receipt of such Eligible Securities and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either, to the extent such registration is practicable. Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee in each case for the benefit of the Holders (to the extent not prohibited by law), at such place or places and in such manner as the Depositary shall determine.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Eligible Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Eligible Securities.

Section 2.5.                      Execution and Delivery of Receipts.  The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a deposit of Eligible Securities has been made pursuant to Section 2.3 hereof, (ii) if registered Eligible Securities have been deposited , that such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the shareholders’ register maintained by or on behalf of the Company by the Eligible Securities Registrar or if deposit is made by book-entry transfer, confirmation of such transfer in the books of the Taiwan Securities Central Depository, and (iii) the person(s) to whom or upon whose order American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares to be so delivered thereby. Such notification may be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement and applicable law, shall issue the ADSs representing the Eligible Securities so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and shall execute and deliver at its Transfer Office. Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs and executing and delivering such Receipt(s) (as set forth in Section 5.9 and Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Eligible Securities and the issuance of the Receipt(s). The Depositary shall only issue ADSs in whole numbers and deliver ADRs evidencing whole numbers of ADSs. Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement.

Section 2.6.                      Transfer, Combination and Split-up of Receipts.

(a)           Transfer.  The Depositary or its agent shall register the transfer of ADRs (and of the ADSs represented thereby) on the ADR Register (as defined in Section 5.1) and the Depositary shall cancel such Receipts and execute new Receipts evidencing the same aggregate number and type of ADSs as those evidenced by the Receipts canceled by the Depositary, shall cause the Registrar to countersign such new Receipts  (in the case of Receipts in certificated form) and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Transfer Office for the purpose of effecting a transfer thereof, (ii) the surrendered Receipts have been properly endorsed (in the case of ADRs in certificated form) or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Receipts have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(b)           Combination & Split Up.  The Registrar shall register the split-up or combination of Receipts on the ADR Register and the Depositary shall cancel such Receipts and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of the same type of ADSs evidenced by the Receipts canceled by the Depositary, shall cause the Registrar to countersign such new Receipts (in the case of Receipts in certificated form) and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Transfer Office, properly endorsed (in the case of Receipts in certificated form) or upon the delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law, for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each care as effect at the time thereof.

(c)           Depositary’s Agents.  The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed, subject to Section 5.2 hereof.  Without limiting the generality of the foregoing, the Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary. Each co-transfer agent appointed under this Section 2.6 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

Section 2.7.                      Surrender of ADSs and Withdrawal and Sale of Deposited Securities.

(a)           ROC Requirements.  Beginning on the fifth ROC business day following the date of initial issuance of the ADSs or such later date as the Depositary may announce, subject to the approval from the TSE and provisions under this Deposit Agreement, Holders are entitled to withdraw and sell the underlying Shares in the form of the Payment Certificates.  Immediately upon the listing of the applicable Payment Certificates, the global payment certificate the Company delivered to the Custodian on the date of initial issuance of the ADSs will be replaced by the Payment Certificates.  At such time as withdrawals are permitted hereunder, subject to the requirements of ROC law, the Holders may request the Depositary to withdraw the interests in the scripless Payment Certificates representing the underlying Shares represented by ADSs and (a) transfer such interests to Holders; or (b) sell the interests on the Holders' behalf on the TSE. Delivery of the Shares in the form of the Payment Certificates will not be possible until two business days after the listing date referred to above.  Delivery of the irrevocable right to receive the underlying Shares in the form of the Payment Certificates will only be made through the book-entry system maintained by the Taiwan Depository & Clearing Corporation ("TDCC").

On the date of initial issuance of the ADSs, the Company will deliver to the Custodian a global payment certificate in respect of the newly issued Shares the Company is offering.  The global payment certificate carries the same rights represented by the common share certificates.  Under current ROC laws and regulations, the Company is required to deliver these newly issued Shares in physical certificate form or scripless form to the Custodian through the TDCC within 30 days after receiving approval from the Ministry of Economic Affairs of the ROC, or "ROC MOEA" of the amendment of the Company’s corporate registration with the ROC MOEA. Prior to the issue of the Shares in physical certificate form or scripless form, the Company will apply for and obtain approval to list the Shares on the TSE.  The Company has agreed to issue and deliver the Shares in physical certificate form or scripless form in respect of the Payment Certificates in connection with this offering no later than 60-80 calendar days after the Closing Date subject to obtaining approvals from the relevant governmental authority and the TSE.  Until the Shares have been so issued and delivered, the ADSs will represent shares in the form of the global payment certificate (from the Closing Date to the date immediately prior to the listing of the Payment Certificates) or the Payment Certificates on or after the date of listing of the Payment Certificates.

In accordance herewith and subject to the requirements of ROC law, a Holder may request the Depositary to withdraw from the depositary receipt facility created by the Deposit Agreement the Shares represented by such Holder's ADRs and either transfer such Shares to such Holder or, on the Holder's behalf, arrange for the sale or cause to be sold such Shares on the TSE (in each case,  upon surrender of (i) a certificated ADR in a form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, as the case may be, in each case upon payment of any fees, expenses, taxes or governmental charges as provided in this Deposit Agreement, delivery to the Depositary of any documentation, certifications or information which may be required in order to comply with ROC law, rule or regulation, and subject to the terms of this Deposit Agreement, provided that the Company has delivered to the Custodian the Shares or Payment Certificates in physical certificate form or scripless form to be sold or so delivered (provided that the Depositary may deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities, including ADSs which were issued under a Pre-Release Transaction but for which Shares may not have been received only if all the  conditions related to such Pre-Release Transaction are satisfied).

Any Holder requesting a sale of Shares must deliver to the Depositary a written order requesting the Depositary to sell or cause to be sold such Shares.  Any such sale of Shares will be conducted in accordance with applicable ROC law through a securities company in the ROC specified in such written order or, if no securities company is specified, through a securities company or companies selected by the Depositary, in its sole discretion.  Any such sale of Shares shall be at the risk and expense of the Holder requesting such sale.  Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, expenses, taxes or governmental charges incurred in connection with such sale.

The Company has advised the Depositary that, under current ROC law, a Holder who is a non-ROC person wishing to withdraw and hold deposited Shares from the ADR facility is required to appoint an eligible agent in the ROC for filing tax returns and making tax payments (a "Tax Guarantor"). Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the ROC and will act as the guarantor of the withdrawing Holder's tax payment obligations.  In addition, subject to certain limited exceptions, under current ROC law, repatriation of profits by a non-ROC withdrawing Holder is subject to the submission of evidence by the withdrawing Holder of the appointment of a Tax Guarantor to, and approval thereof by, the tax authority and tax clearance certificates or evidentiary document issued by the Tax Guarantor.  There can be no assurance that a withdrawing Holder will be able to appoint and obtain approval for such agent in a timely manner.

The Company has also advised the Depositary that, under current ROC law, a Holder who is not an ROC resident or company wishing to present ADSs to the Depositary for cancellation and withdrawal and holding of the Deposited Securities from the depositary receipt facility is required to register with the TSE, if the Holder has never registered as foreign investor with the TSE previously, for making investments in the ROC securities market prior to withdrawing and holding the Deposited Securities from the depositary receipts facility.

The Company has also advised the Depositary and the Holders that, under current ROC law, such withdrawing Holder is required to appoint a local agent in the ROC to, among other things, open a securities trading account with prior approval granted by the TSE with a local securities brokerage firm (with qualification set by the ROC FSC) and a bank account, pay ROC taxes, remit funds, exercise shareholder rights and perform such other functions as the Holder may designate upon such withdrawal.  In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities and cash in safekeeping, make confirmations, settle trades and report all relevant information.  Without making such appointment and the opening of such account, the withdrawing Holder would be unable to hold or subsequently sell the deposited Shares withdrawn from the ADR facility on the TSE.  The laws of the ROC applicable to the withdrawal of Deposited Securities may change from time to time.  There can be no assurances that current law will remain in effect or that future changes of ROC law will not adversely affect the ability of Holders to withdraw deposited Shares hereunder.

Currently, a party who is a PRC person may not withdraw and hold the underlying Shares unless it is a qualified domestic institutional investor ("QDII").  However, it is unclear whether a QDII may freely withdraw and hold the underlying Shares if the business of the issuer of the underlying Shares is not within the list of industries open to PRC investment as promulgated by the ROC government.  Further, there is no assurance that in the future, there will not be further restrictions or prohibitions imposed on PRC persons (including QDIIs) from investing in certain industries in the ROC, which might accordingly cause a party who is a PRC person to be unable to withdraw and hold the underlying Shares.  Under current ROC law, a PRC person means an individual holding a passport issued by the PRC, a resident of any area of China under the effective control or jurisdiction of the PRC (but not including a special administrative region of the PRC such as Hong Kong or Macau, if so excluded by applicable laws of the ROC), any agency or instrumentality of the PRC and any corporation, partnership and other entity organized under the laws of any such area or controlled by or directly or indirectly having more than 30% of its capital beneficially owned by any such person, resident, agency or instrumentality.

In connection with any surrender of a ADR for withdrawal and the delivery or sale of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order (a "Withdrawal Order") directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be either (i) withdrawn and delivered to, or upon the written order of, any person designated in such order or (ii) sold and the proceeds of any such sale (after deduction of any applicable fees, expenses, taxes or governmental charges incurred in connection with such sale) delivered to, or upon the written order of, any person designated in such order.  Directions from the Depositary to the Custodian in connection with the withdrawal and sale or delivery of the Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.

In the case of a Holder requesting the delivery of the Deposited Securities represented by the ADSs evidenced by the Holder's ADRs so surrendered, subject to applicable ROC law and to the other provisions hereof, at the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.  Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable.  To the extent ROC law prohibits the sale or delivery of the Shares, such option or options shall cease to be available hereunder.

(b)           Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADS(s) upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Transfer Office (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereof) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Articles of Incorporation and of any applicable laws and the rules of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Deposited Securities represented by the ADSs so canceled, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so canceled, of the Articles of Incorporation of the Company, of applicable laws and of the rules of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depositary, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.  Delivery of the Deposited Securities may be made by delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable, including, without limitation, by transfer of record ownership thereof to an account designated in the Withdrawal Order maintained either by the Company or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities.  Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.

In the case of a Holder requesting the delivery of the Deposited Securities represented by the ADSs evidenced by the Holder's ADRs so surrendered, subject to applicable ROC law and to the other provisions hereof, at the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.

The Depositary shall not accept for surrender ADSs representing less than one Eligible Security. In the case of the Delivery to it of ADSs representing a number other than a whole number of Eligible Securities, the Depositary shall cause ownership of the appropriate whole number of Eligible Securities to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Eligible Security, or (ii) sell or cause to be sold the fractional Eligible Security represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. In addition, trading restrictions on the TSE may result in the price per Eligible Security or on any lot of any type of Eligible Security other than an integral multiple of 1,000 Eligible Securities being lower than the price of Eligible Securities in lots of integral multiples of 1,000 Eligible Securities.

Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Custodian’s designated office of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of securities or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary may direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Transfer Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Section 2.8.                      Additional Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc.

(a)           Additional Requirements. As a condition precedent to the execution and delivery, issue, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or (subject to Section 7.8) the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B hereof, (ii) the production of proof satisfactory to it as to the identity of any signatory and genuineness of any signature or any other matter contemplated by Section 3.1 hereof,  (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the deposit of Eligible Securities or the withdrawal of Deposited Securities, (B) the provisions of or governing Deposited Securities and the terms of this Deposit Agreement and the ADRs and (C) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of the applicable Receipt, this Deposit Agreement and applicable law, and (iv) such other information as it may deem necessary or proper.

(b)           Additional Limitations. The issuance of ADSs against deposits of Eligible Securities, the deposit of Eligible Securities, or the registration, registration of transfer, split-up or combination of Receipts, or, subject to Section 7.8 hereof, the withdrawal of Deposited Securities, may be suspended, generally or in particular instances, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Eligible Securities are listed, or under any provision of this Deposit Agreement or the applicable Receipt(s) or, under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason. In addition, the Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified by the Company in writing that such deposit is not permitted under ROC law.

(c)           Regulatory Restrictions. Notwithstanding any provision of this Deposit Agreement or any Receipt(s) to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Eligible Securities in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

Section 2.9.                      Lost Receipts, etc. In case any certificated Receipt shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new certificated Receipt of like tenor at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange of and substitution for such mutilated Receipt upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen Receipt, in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder’s ownership thereof.

Section 2.10.                      Cancellation and Destruction of Surrendered Receipts; Maintenance of Records.  All Receipts surrendered to the Depositary shall be canceled by the Depositary. Canceled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable against the Depositary for any purpose. The Depositary is authorized to destroy Receipts so canceled in accordance with its customary practices. Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

Section 2.11.                      Payment Certificates.  Whenever the Company proposes to issue Payment Certificates eligible for deposit hereunder (in connection with an offering or otherwise), the Company shall timely notify the Depositary thereof and provide the Depositary with written instructions to the effect that, inter alia, (i) the Payment Certificates have been or are to be issued pursuant to a bona fide purchase of Shares from the Company, (ii) the Payment Certificates are not, and shall not be deemed to be upon their deposit, Restricted Securities, and (iii) the date established by the Company upon which the Company shall convert or cause to be converted the Payment Certificates into Shares on its records and on the records of the Eligible Securities Registrar has been set forth in such instructions.

Section 2.12.                      Certificated/Uncertificated Direct Registration ADRs.  Notwithstanding anything in this Deposit Agreement or in the form of ADR to the contrary, ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder.  Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of ADR, regardless of whether their ADRs are Direct Registration ADRs or certificated ADRs.  When issuing and maintaining Direct Registration ADRs under this Deposit Agreement, the Depositary shall at all times be subject to (a) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (b) the terms of New York law applicable to uncertificated equity securities.  At the request of a Holder of ADRs that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has written notice at such time, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted, subject in each case to applicable laws and any rules and regulations the Depositary may have established and  payment of the Depositary’s fees and expenses applicable to such exchange of certificated ADRs for Direct Registration ADRs (or vice versa). Direct Registration ADRs shall in all material respects be identical to certificated ADRs of the same type and class, except that (1) no ADR certificate(s) shall be, or shall need to be, issued to evidence Direct Registration ADRs, (2) Direct Registration ADRs shall, subject to the terms of this Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (3) the ownership of Direct Registration ADRs shall be recorded on the Direct Registration System maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (4) the Depositary may from time to time, upon notice to the Holders of Direct Registration ADRs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Direct Registration ADRs on behalf of Holders, provided that such rules and regulations do not conflict with the terms of this Deposit Agreement and applicable law, (5) the Direct Registration ADRs shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Direct Registration ADRs are registered on the books of the Depositary maintained for such purpose, and (6) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Direct Registration ADRs and with any transfer, pledge, release and cancellation of Direct Registration ADRs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate.  All provisions and conditions of this Deposit Agreement shall apply to Direct Registration ADRs to the same extent as to certificated ADRs, except as contemplated by this Section 2.13. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.13. Any references in this Deposit Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include ADSs evidenced by both certificated ADRs and Direct Registration ADRs. In the event that, in determining the rights and obligations of parties hereto with respect to any Direct Registration ADRs, any conflict arises between (I) the terms of this Deposit Agreement (other than this Section 2.13) and (II) the terms of this Section 2.13, the terms and conditions set forth in this Section 2.13 shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Direct Registration ADRs.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS
AND BENEFICIAL OWNERS OF ADS(S)

Section 3.1.                      Proofs, Certificates and Other Information.  Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control and any other applicable regulatory approval, legal or beneficial ownership of ADSs and Deposited Securities and the nature of such interest, information relating to the registration of the Eligible Securities on the books maintained by or on the Company’s behalf for the transfer and registration of Eligible Securities, compliance with applicable laws and regulations, the terms of this Deposit Agreement or the Receipt(s) evidencing the ADS(s) and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Eligible Securities in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Eligible Securities Registrar) as the Depositary or the Custodian may deem necessary or proper. The Depositary and the Registrar, as applicable, may withhold the execution or delivery, issue, registration, registration of transfer, split-up or combination of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information provided, in each case to the Depositary’s and/or the Registrar’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners.  Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

Section 3.2.                      Liability for Taxes and Other Charges.  If any tax or other governmental charge (including any penalties and/or interest) shall become payable with respect to any ADR or any Deposited Securities or American Depositary Shares or any distribution thereon, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary and by holding or having held an ADR the Holder and all prior Holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof. The Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell by public or private sale for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes and other governmental charges (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency, and shall reduce the number of ADSs evidenced by such Holder’s and/or Beneficial Owner’s ADRs to reflect any such sales of Deposited Securities. The Depositary may refuse the deposit of Eligible Securities and may refuse to issue, register or deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Section 7.8) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received.  Additionally, Holders shall be responsible for any and all stamp duties and other similar duties or taxes payable in the ROC, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning this Deposit Agreement.  If any legal proceedings are taken to enforce the obligations of the Company under this Deposit Agreement or the ADSs (including the certificates evidencing such ADSs) and for the purpose of such proceedings any of them are required to be taken into or enforced in any jurisdiction and stamp duties or other similar duties or taxes become payable in connection with such proceedings in such jurisdiction, the Holders will forthwith pay (or reimburse the person making a valid payment of) all such stamp duties and other similar duties and taxes, including penalties and interest (if any) unless otherwise ordered by a court of competent jurisdiction in such proceedings.  The Depositary may sell any Deposited Securities and cancel ADSs with respect thereof in order to pay any such stamp duties or other similar duties or taxes owed hereunder by Holders without the Depositary being required to request payment thereof from Holders.  In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.  The Depositary shall elect to waive any and all deferral of income tax on Share Distributions received hereunder. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, directors, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable additions to tax, interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source, or other tax benefit obtained for such Holder and/or Beneficial Owner.

Section 3.3.                      Representations and Warranties on Deposit of Eligible Securities.

(a)           Deposit of Shares.  Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. To the extent such person is an Affiliate, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the Securities Act or the Rules made thereunder.

(b)           Deposit of Payment Certificates.  Each person depositing Payment Certificates under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Payment Certificates are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Payment Certificates have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Payment Certificates presented for deposit are free and clear of any lien, encumbrance, security interest, change, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Payment Certificates presented for deposit have not been stripped of any rights or entitlements. To the extent such person is an Affiliate, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Payment Certificates (or any Shares resulting from such Payment Certificates) to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Payment Certificates (or resulting Shares) will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit of Payment Certificates, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. The Depositary may refuse to accept for such deposit any Payment Certificates identified by the Company in order to facilitate compliance with the requirements of the Securities Act or the Rules made thereunder.

If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares or Payment Certificates, to take any and all actions necessary to correct the consequences thereof.

Section 3.4.                      Compliance with Information Requests.  Notwithstanding any other provision of this Deposit Agreement or any Receipt(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of the TSE, and any other stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed or the Articles of Incorporation of the Company which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns American Depositary Shares (and Eligible Securities as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Section 3.5.                      Ownership Restrictions.  To the extent that the provisions of or governing any Deposited Securities, ROC law, the rules and regulations of the TSE or the Company’s articles of incorporation may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Holders to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions.  The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this Section and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

ARTICLE IV

THE DEPOSITED SECURITIES

Section 4.1.                      Cash Distributions.  Subject always to the laws and regulations of the Republic of China, whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any entitlements held in respect of Deposited Securities under the terms hereof, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.8) be converted on a reasonable basis into Dollars transferable to the United States,  convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8), (ii) if applicable, establish the ADS Record Date upon the terms described in Section 4.9, and (iii) distribute the amount thus received (net of  taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date on an averaged or other practicable basis, subject to such distribution being impermissible or impracticable with respect to certain Holders and subject to deduction of the Depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be dealt with by the Depositary in accordance with its then current practices. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

Section 4.2.                      Distribution in Eligible Securities.  Subject always to the laws and regulations of the Republic of China, if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Eligible Securities, the Company shall cause such Eligible Securities to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9 and either (i) the Depositary shall, subject to Section 5.9 hereof, distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional ADRs evidencing whose ADSs, which represent in the aggregate the number of Eligible Securities received as such dividend, or free distribution, subject, however, in each case, to (a) the fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Eligible Securities distributed upon the Deposited Securities represented thereby (subject, however, in each case, to the laws and regulations of the Republic of China and net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Eligible Securities or American Depositary Shares, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1. In the event that the Depositary determines that any distribution in property (including Eligible Securities) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligation under Section 5.7 hereof, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such. amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

Section 4.3.                      Elective Distributions in Cash or Eligible Securities.  Subject always to the laws and regulations of the Republic of China, whenever the Company intends to distribute a dividend payable at the election of the holders of Deposited Securities in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the Republic of China in respect of the Deposited Securities for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.9) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (Y) in ADSs, the dividend shall be distributed upon the terms described in Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Deposited Securities.

Section 4.4.                      Distribution of Rights to Purchase Additional ADSs.

(a)           Distribution to ADS Holders.  Subject always to the laws and regulations of the Republic of China, whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs. If and whenever the Company shall announce its intention to make any offer or invitation to the holders of Deposited Securities to subscribe for or to acquire Shares or other assets by way of rights, the Depositary shall as soon as practicable after receiving the notice specified above give notice of the same to the Holders, including if applicable, the manner by which and the time during which Holders may instruct the Depositary to exercise such rights. The Depositary shall make. such rights available to Holders only if (i) the Company shall have timely requested the Depositary to make such rights available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 establishing that the Depositary may lawfully distribute such rights, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests the Depositary that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.9) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

(b)           Sale of Rights.  If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 or determines it is not lawful or not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem reasonably practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

(c)           Lapse of Rights.  If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) and the sale of the rights upon the terms described in Section 4.4(b) cannot practicably be accomplished by reason of the nontransferability of the rights, limited markets therefor, their short duration or otherwise, the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or reasonably practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of American Depositary Shares representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Section 4.5.                      Distributions Other Than Cash, Eligible Securities or Rights to Purchase Eligible Securities.  (a)  Subject always to the laws and regulations of the Republic of China, whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is lawful and reasonably practicable.

(b)           Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem equitable and practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c)           If (i) the Company does not timely request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that the distribution of all or a portion of such property is not equitable or practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

Section 4.6.                      Distributions with Respect to Deposited Securities.  To the extent that the Depositary determines in its discretion that any distribution pursuant to any of Sections 4.1 through 4.5 hereof is not practicable with respect to any Holder, the Depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof). The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under Section 5.9 hereof.

Section 4.7.                      Redemption.  If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give timely prior notice thereof to the Depositary which notice shall set forth the particulars of the proposed redemption.  Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7, and only if the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary.  The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price.  Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2.  If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary.  The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of Section 4.8 and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

Section 4.8.                      Conversion of Foreign Currency.  Subject to any restrictions imposed by ROC law and regulations, whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a reasonable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall, subject to the laws and regulations of the Republic of China, convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental or regulatory requirements) in accordance with the terms of the applicable sections of this Deposit Agreement including Section 4.1 hereof. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, make such distribution as it deems practicable including without limitation (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

Section 4.9.                      Fixing of ADS Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights, or other entitlement distribution), or for the determination of Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in Section 5.9 hereof, or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or of proxies, of Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADS Record Date") for the determination of the Holders who shall be responsible for such fees and expenses or who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Deposited Securities represented by each American Depositary Share. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as practicable to the applicable record date for the Deposited Securities (if any) set by the Company in the Republic of China. Subject to applicable law and the provisions of Section 4.1 through 4.8 and to the other terms and conditions of this Deposit Agreement, only the Holders at the close of business in New York on such ADS Record Date shall be responsible for such fees and expenses or entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

Section 4.10.                      Voting of Deposited Securities.  The Company agrees to timely notify the Depositary of any proposed shareholders' meeting and to provide to the Depositary at least thirty (30) calendar days before any general shareholder's meeting and sufficient time in the case of  extraordinary shareholders' meeting, sufficient copies as the Depositary may reasonable request of English translations of the Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the ROC).  To the extent the Depositary believes it practicable to do so, as soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, at the Company's written request, deliver to the Holders (a) the information in the notice of such meeting sent by the Company; (b) a statement that (i) if the Depositary receives instructions in accordance herewith from Holders (as of the record date set by the Depositary) of at least 51% of the aggregate of the ADSs outstanding, instructing the Depositary to vote the Shares in respect of any matter to be voted upon at such meeting in the same manner, then the Depositary will in respect of such matter appoint the Company's chairman or a person designated by the Company's chairman as the voting representative (the "Voting Representative") to represent the Depositary and the Holders at such meeting and vote all the Shares represented by the ADSs outstanding under the Deposit Agreement in accordance with such identical instructions, insofar as practical and permitted under applicable law and the Company's Articles of Incorporation; and (ii) if the Depositary does not receive such identical instructions from Holders of at least 51% of the aggregate of the ADSs outstanding with respect to such matters, the Depositary will not provide any such voting instructions and instead will be required to appoint the Voting Representative to attend the meeting and vote all the Shares represented by the ADSs as the Voting Representative deems appropriate; and (c) a statement as to the manner in which instruction in respect of such matter may be given by Holders.

If the Depositary receives by the date established by the Depositary for that purpose instructions in accordance herewith from Holders of at least 51% of the aggregate of the ADSs outstanding instructing the Depositary to vote Shares in respect of any matter to be voted upon at such meeting in the same manner, then the Depositary will in respect of such matter appoint the Voting Representative as representative of the Depositary and the Holders to attend such meeting and to vote all the Shares represented by the ADSs outstanding in accordance with such identical instruction, insofar as practicable and permitted under applicable law and the Company's Articles of Incorporation.

If for any reason, other than the Company's failure to provide timely notice to the Depositary of a shareholders meeting in a manner which will reasonably enable Holders to provide voting instructions, the Depositary does not by the date established by it for that purpose receive such identical instructions in accordance herewith from Holders of at least 51% of the aggregate of the ADSs outstanding with respect to such matter, the Depositary will appoint the Voting Representative to attend such meeting and to vote all the Shares represented by the ADSs outstanding as the Voting Representative deems appropriate. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

Notwithstanding the foregoing, the Depositary is not required to make any appointment of a Voting Representative unless and until it has received an opinion of the Company's ROC counsel, addressed to the Depositary and in form and substance acceptable to the Depositary, at the Company's sole expense, to the effect that, (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in the ROC, (ii) the granting of such proxy will not result in a violation of ROC law, rule, regulation or permit, (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under ROC law, and (iv) the granting of such discretionary proxy will not result in the Shares represented by the ADSs being considered assets of the Depositary under ROC law.

There is no guarantee that any Holders or beneficial owners of an interest in a ADR will receive voting materials in time to instruct the Depositary to vote and it is possible that Holders and such beneficial owners will not have the opportunity to exercise a right to vote. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law, rule, regulation or the Company's constituent documents, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).  Holders are strongly encouraged to forward their voting instructions as soon as possible.  Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

Section 4.11.                      Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or any distribution of Shares or other property not distributed to Holders, or upon any recapitalization, reorganization, merger, consolidation, liquidation, receivership or bankruptcy affecting the Company or to which it is a party, or sale of all or substantially all the assets of the Company, the Depositary may in its discretion but with the consent of the Company which shall not be unreasonably withheld, and shall if reasonably requested by the Company (i) amend the ADRs or (ii) subject to the terms of this Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional or amended ADRs, with or without calling for the surrender of outstanding ADRs to be exchanged for new ADRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of ADR contained in Exhibit A hereto, or (iii) distribute any cash, securities or other property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, the Deposited Securities and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale at such place or places and upon such terms as it may deem proper, any property received in connection with the foregoing subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations.  To the extent the Depositary does not so amend the ADRs or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall, to the extent permitted by law, be treated as new Deposited Securities under this Deposit Agreement, and the ADRs shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing a pro rata interest in the Deposited Securities as then constituted. . Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company's expense, to Holders in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Holders in accordance with the terms thereof, as soon as reasonably practicable. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADRs. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

Section 4.12.                      Available Information.  The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

Section 4.13.                      Reports.  The Depositary shall make available for inspection by Holders at its Transfer Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Custodian or its nominee as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also distribute to Holders copies of such communications (or English translations or summaries thereof) when furnished by the Company pursuant to Section 5.6.

Section 4.14.                      List of Holders.  Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a date within seven days of the Depositary’s receipt of such request, of the names, addresses and holdings of American Depositary Shares of all Holders.

Section 4.15.                      Taxation.  The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners and/or to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper. The Holders and Beneficial Owners agree to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder and/or Beneficial Owner.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.1.                      Maintenance of Office and Transfer Books.  Until termination of this Deposit Agreement in accordance with its terms, the Depositary or its agent shall maintain at a designated transfer office (the “Transfer Office”) facilities for the delivery and receipt of ADRs and a register (the “ADR Register”) for the registration, registration of transfers, combination and split-up of ADRs, which in the case of Direct Registration ADRs shall include the Direct Registration System.

The ADR Register shall at all reasonable times be open for inspection by the Company and by the Holders for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to this Deposit Agreement.

The Depositary may close the ADR Register, at any time or from time to time, when deemed expedient by it.

If any ADRs or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of ADRs and transfers, combinations and split-ups, and to countersign such ADRs in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

Section 5.2.                      Exoneration.  Notwithstanding anything contained in the Deposit Agreement or any ADR, neither the Depositary nor the Company nor any of their respective agents shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or incur any liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United States, the Republic of China or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's Articles of Incorporation, any act of God or war or other circumstance beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure) shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which this Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to Section 4.10 hereof), or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information,  (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any indirect, special, punitive, or consequential damages (excluding legal fees and expenses) or lost profits of any form incurred by any of them or any other person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.  The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system or in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.  The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any ADSs about the requirements of ROC law, rules or regulations or any changes therein or thereto.  Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with this Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.  None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. By holding an ADS or an interest therein, Holders and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.  No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

Section 5.3.                      Standard of Care.  The Company and the Depositary assume no obligation and shall not be subject to any liability under this Deposit Agreement or the ADRs to any Holder(s) or Beneficial Owner(s) except that the Company, the Depositary and the Depositary's agents agree to perform their obligations specifically set forth in this Deposit Agreement without gross negligence or willful default.

Without limitation of the foregoing, (i) neither the Depositary nor any of its controlling persons or agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Deposit Agreement, and (ii) neither the Company nor any of its controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of this Deposit Agreement, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required.  No Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may be incurred by Holders or Beneficial Owners from their ownership of ADRs, ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

Section 5.4.                      Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by providing not less than 60 days prior written notice of such removal, which removal shall be effective on the later of (i) the 60th day after delivery thereof to the Depositary or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided. Notwithstanding the foregoing, if upon the resignation or removal of the Depositary a successor depositary is not appointed within the applicable 60-day period as specified in Section 6.2 hereof, then the Depositary may elect to terminate this Deposit Agreement and the provisions of said Section 6.2 shall thereafter govern the Depositary's obligations hereunder.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than its rights to indemnification and fees owing as contemplated in Sections 5.8 and 5.9, each of which shall survive any such removal and/or resignation), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADRs. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all of its American depositary receipt business,  shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5.                      The Custodian.  Any Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it.  Any Custodian may resign from its duties hereunder by at least 30 days written notice to the Depositary.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged.  Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act.

Section 5.6.                      Notices and Reports.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Incorporation of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat. The Depositary shall arrange, at the request of the Company and at the Company's expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders in accordance with this Deposit Agreement. The Company has delivered to the Depositary and the Custodian a copy of the Company’s Articles of Incorporation along with the provisions of or governing the Deposited Securities, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

Section 5.7.                      Issuance of Additional Shares, ADSs etc.  The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Eligible Securities, (iii) an issuance of securities convertible into or exchangeable for Eligible Securities, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Eligible Securities, (v) an elective dividend of cash or Eligible Securities, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act or the securities laws of the states of the United States). In support of the foregoing, the Company will furnish to the Depositary a legal opinion, in form and from counsels reasonably acceptable to the Depositary, dealing with such issues requested by the Depositary.  If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Eligible Securities, either upon original issuance or upon a sale of Eligible Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Eligible Securities, rights to subscribe for such Eligible Securities, securities convertible into or exchangeable for Eligible Securities or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act and, if applicable, the Exchange Act or have been registered under the Securities Act and, if applicable, the Exchange Act (and such registration statement has been declared effective).

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

Section 5.8.                      Indemnification.  The Company agrees to indemnify each of the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) incurred by them that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, Eligible Securities or other Deposited Securities, as the case may be, or any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with this Deposit Agreement, the Receipts, the American Depositary Shares, the Eligible Securities or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense directly arises out of the negligence or bad faith of the Depositary or its directors, officers or Affiliates acting in their capacities as such hereunder, or (ii) by the Company or any of its directors, employees, agents and Affiliates. The Company shall not indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against any liability or expense directly arising out of information relating to the Depositary or the Custodian furnished in a signed writing to the Company, executed by the Depositary expressly for use in any registration statement, prospectus or preliminary prospectus relating to any Deposited Securities represented by the ADSs.

Subject to the limitation set forth in the next succeeding paragraph, The Depositary agrees to indemnify each of the Company and its directors, officers, employees, agents and Affiliates (to the extent they are acting on the Company's behalf hereunder) and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) incurred by them in respect of this Deposit Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or the Custodian, as applicable.

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights otherwise than under this Section 5.8) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

The obligations set forth in this Section 5.8 shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

Section 5.9.                      Fees and Charges of Depositary.  The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of distributions of shares, rights and other securities or property, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, up to U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of distributions of shares, rights and other securities or property prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to Article IV, whichever is applicable (i) a fee of U.S.$0.05 or less per ADS for any cash distribution made pursuant to this Deposit Agreement, (ii) a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to Section 2.2 (c) hereof, (iii) a fee for the distribution or sale of securities pursuant to Article IV hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this Section 5.9 treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, and (iv) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions).The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the sale of Shares to pay ROC withholdings taxes on stock dividends pursuant to the Deposit Agreement (which are paid out of such foreign currency), (v) stamp duties and other similar duties or taxes payable in the ROC, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning this Deposit Agreement  (which are payable by Holders) and (vi) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. (“JPMorgan”) shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed  in connection with such conversion. JPMorgan and/or its agent may act as principal for such conversion of foreign currency. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. For further details see https://www.adr.com.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

Section 5.10.                      Pre-Release Transactions and Pre-Cancellation Sales Transactions.

(a)           Pre-Release Transactions.  Subject to the further terms and provisions of this Section 5.10, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Deposited Securities or ADSs; provided, however, that the Depositary may, to the extent permitted by applicable law, (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.3 and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7, including ADSs which were issued under (i) above but for which Eligible Securities may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Eligible Securities under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Eligible Securities or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Eligible Securities or ADSs in its records and to hold such Eligible Securities or ADSs in trust for the Depositary until such Eligible Securities or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Eligible Securities or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Eligible Securities involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may also set limits with respect to the number of ADSs and Eligible Securities involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(b)           Pre-Cancellation Sales.  To the extent permitted under applicable law, in its capacity as Depositary, the Depositary may, when a Holder of ADRs so requests, cause the Deposited Shares to be sold and deliver the proceeds of the sale prior to the receipt and cancellation of ADSs (each such transaction a "Pre-Cancellation Sale") prior to the receipt of ADSs for cancellation. Each such Pre-Cancellation Sale will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom the proceeds of the sale of Deposited Securities are to be delivered which, (i) represents that at the time of the Pre-Cancellation Sale the Applicant or its customer owns the ADSs that are to be delivered by the Applicant under such Pre-Cancellation Sale, (ii) agrees to indicate the Depositary owner of such ADSs in its records and to hold such ADSs in trust for the Depositary until such ADSs are delivered to the Depositary, (iii) unconditionally guarantees to deliver to the Depositary such ADSs, and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate; (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate; (c) terminable by the Depositary on not more than five (5) business days' notice; and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.

The Depositary will normally limit the number of Deposited Securities involved in such Pre-Cancellation Sales at any one time to 30 per cent of the Deposited Shares outstanding, provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

Section 5.11.                      Restricted Securities Owners.  The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1.                      Amendment/Supplement.  The Receipts outstanding at any time, the provisions of this Deposit Agreement and the form of Receipt attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations,  taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Share(s) to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and the form of ADR as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and the Receipts in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations. Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).

Section 6.2.                      Termination.  The Depositary may at any time, and shall at the written direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 60 days of the date of such resignation, or (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 60th day after the Company's notice of removal was first provided to the Depositary.  After the date so fixed for termination, the Depositary and its agents will perform no further acts under this Deposit Agreement, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under this Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered.  After making such sale, the Depositary shall be discharged from all obligations in respect of this Deposit Agreement and the ADRs, except to account for such net proceeds and other cash.  After the date so fixed for termination, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and its agents under Sections 5.8, 5.9 and 7.6.

ARTICLE VII

MISCELLANEOUS

Section 7.1.                      Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

Section 7.2.                      No Third-Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Deposit Agreement. Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

Section 7.3.                      Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4.                      Holders and Beneficial Owners as Parties; Binding Effect.  The Holders and Beneficial Owners from time to time of American Depositary Shares shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions thereof and of any Receipt by acceptance thereof of any beneficial interest therein.

Section 7.5.                      Notices.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or facsimile transmission, confirmed by letter, addressed to Siliconware Precision Industries, Co., Ltd., No.123, Section 3, Da Fong Road, Tantzu, Taichung, Taiwan, Republic of China, Attention: Eva Chen, Vice President, Finance Division, Fax: (886) 4-2534-6278 or to any other address or fax number which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or  facsimile transmission, confirmed by letter, addressed to JPMorgan Chase Bank, N.A., 4 New York Plaza, Floor 12, New York, New York, 10004, Attention:  Depositary Receipts Group, Fax: (212) 552-1950.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the beneficial owners of ADSs held by such other Holders.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section 7.6.                      Governing Law and Jurisdiction.  This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in this Deposit Agreement, any Receipt or any present or future provisions of the laws of the State of New York, the rights of holders of Deposited Securities and the obligations and duties of the Company in respect of the holders of Deposited Securities, as such, shall be governed by the laws of Taiwan (or, if applicable, such other laws as may govern the Deposited Securities).

The Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company also irrevocably agrees that any legal suit, action or proceeding against the Depositary brought by the Company, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York. The Company hereby irrevocably designates, appoints and empowers Depositary Management Corporation (the "Agent") now at 570 Lexington Avenue, 44th Floor New York, New York 10022 as its authorized agent to receive for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence, and the Company waives any other requirements of or objections to personal jurisdiction with respect thereto.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

By holding an ADS or an interest therein, Holders and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity, sovereign or otherwise, from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any Receipt or the Deposited Securities.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement. The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

Section 7.7.                      Assignment.  Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

Section 7.8.                      Compliance with U.S. Securities Laws.  Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(l) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

Section 7.9.                      Titles and References.  All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise. The words "this Deposit Agreement", "herein", "hereof’, "hereby", "hereunder", and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement. References to applicable laws and regulations shall refer to the applicable laws and regulations in effect at the relevant time of determination, unless otherwise required by such laws or regulations.

Section 7.10.                      Amendment and Restatement of Old Deposit Agreement.  The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the form of ADR set forth in Exhibit A annexed hereto, except that, to the extent any portion of such amendment and restatement would prejudice any substantial existing right of Holders of Old Receipts, such portion shall not become effective as to such Holders with respect to such Old Receipts until 30 days after such Holders shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such Holders of notice of such amendment and restatement which notice contains a provision whereby such Holders can receive a copy of the form of ADR.

IN WITNESS WHEREOF, SILICONWARE PRECISION INDUSTRIES CO., LTD. and JPMORGAN CHASE BANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Molders and Beneficial owners shall become parties hereto upon acceptance by them of American Depositary Shares evidenced by Receipts issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

SILICONWARE PRECISION INDUSTRIES CO., LTD. By: ______________________________ Name: Title: JPMORGAN CHASE BANK, N.A. By: ______________________________ Name: Title:

EXHIBIT A

FORM OF AMERICAN DEPOSITARY RECEIPT

Number  _____________

CUSIP NUMBER:  827084864

[American Depositary Shares
(each American Depositary Share
representing five (5) Fully Paid
shares of common stock, par
NT$10.00 per share)]

[PC American Depositary Shares
(each PC American Depositary
Share representing an undivided
interest in a global payment
certificate, each interest
representing the irrevocable
right to receive five (5) Fully
Paid shares of common stock par
value NT$10.00 per share)]

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

[DEPOSITED SHARES OF COMMON STOCK]

[INTERESTS IN THE DEPOSITED PAYMENT CERTIFICATE(S)]

of

SILICONWARE PRECISION INDUSTRIES CO., LTD.

(Incorporated under the laws of Taiwan, Republic of China)

JPMORGAN CHASE BANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADS"), representing deposited [shares of common stock] [interests in a global payment certificate representing the irrevocable right to receive shares of common stock], par value NT$10.00 per share, including evidence of rights to receive such [shares of common stock (the "Shares")] [interests in the global payment certificate (the "Payment Certificate(s)"] (such [Shares][Payment Certificate(s)] are hereafter called "Eligible Securities") of Siliconware Precision Industries Co., Ltd., a corporation incorporated under the laws of Taiwan, Republic of China (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents [five (5) Shares] [an undivided interest in a global payment certificate, each interest representing the irrevocable right to receive five (5) Shares] deposited under the Deposit Agreement with the Custodian. The ratio of American Depositary Shares to Eligible Securities is subject to amendment as provided in Article IV of the Deposit Agreement.

(1)  The Deposit Agreement.  This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Third Amended and Restated Deposit Agreement, dated as of ____________, 2015 (as further amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares ("ADSs") evidenced by Receipts issued thereunder, each of whom by accepting an ADS (or an interest therein) agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Eligible Securities deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Eligible Securities and held thereunder (such Eligible Securities, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Transfer Office of the Depositary and with the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.  The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

(2)  Surrender of ADSs and Withdrawal and Sale of Deposited Securities.

           (a)  ROC Requirements.  Beginning on the fifth ROC business day following the date of initial issuance of the ADSs or such later date as the Depositary may announce, subject to the approval from the TSE and provisions under the Deposit Agreement, Holders are entitled to withdraw and sell the underlying Shares in the form of the Payment Certificates.  Immediately upon the listing of the applicable Payment Certificates, the global payment certificate the Company delivered to the Custodian on the date of initial issuance of the ADSs will be replaced by the Payment Certificates.  At such time as withdrawals are permitted under the Deposit Agreement, subject to the requirements of ROC law, the Holders may request the Depositary to withdraw the interests in the scripless Payment Certificates representing the underlying Shares represented by ADSs and (a) transfer such interests to Holders; or (b) sell the interests on the Holders' behalf on the TSE. Delivery of the Shares in the form of the Payment Certificates will not be possible until two business days after the listing date referred to above.  Delivery of the irrevocable right to receive the underlying Shares in the form of the Payment Certificates will only be made through the book-entry system maintained by the Taiwan Depository & Clearing Corporation ("TDCC").

On the date of initial issuance of the ADSs, the Company will deliver to the Custodian a global payment certificate in respect of the newly issued Shares the Company is offering.  The global payment certificate carries the same rights represented by the common share certificates.  Under current ROC laws and regulations, the Company is required to deliver these newly issued Shares in physical certificate form or scripless form to the Custodian through the TDCC within 30 days after receiving approval from the Ministry of Economic Affairs of the ROC, or "ROC MOEA" of the amendment of the Company’s corporate registration with the ROC MOEA. Prior to the issue of the Shares in physical certificate form or scripless form, the Company will apply for and obtain approval to list the Shares on the TSE.  The Company has agreed to issue and deliver the Shares in physical certificate form or scripless form in respect of the Payment Certificates in connection with this offering no later than 60-80 calendar days after the Closing Date subject to obtaining approvals from the relevant governmental authority and the TSE.  Until the Shares have been so issued and delivered, the ADSs will represent shares in the form of the global payment certificate (from the Closing Date to the date immediately prior to the listing of the Payment Certificates) or the Payment Certificates on or after the date of listing of the Payment Certificates.

In accordance herewith and subject to the requirements of ROC law, a Holder may request the Depositary to withdraw from the depositary receipt facility created by the Deposit Agreement the Shares represented by such Holder's ADRs and either transfer such Shares to such Holder or, on the Holder's behalf, arrange for the sale or cause to be sold such Shares on the TSE (in each case,  upon surrender of (i) a certificated ADR in a form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, as the case may be, in each case upon payment of any fees, expenses, taxes or governmental charges as provided in the Deposit Agreement, delivery to the Depositary of any documentation, certifications or information which may be required in order to comply with ROC law, rule or regulation, and subject to the terms of the Deposit Agreement, provided that the Company has delivered to the Custodian the Shares or Payment Certificates in physical certificate form or scripless form to be sold or so delivered (provided that the Depositary may deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities, including ADSs which were issued under a Pre-Release Transaction but for which Shares may not have been received only if all the conditions related to such Pre-Release Transaction are satisfied).

Any Holder requesting a sale of Shares must deliver to the Depositary a written order requesting the Depositary to sell or cause to be sold such Shares.  Any such sale of Shares will be conducted in accordance with applicable ROC law through a securities company in the ROC specified in such written order or, if no securities company is specified, through a securities company or companies selected by the Depositary, in its sole discretion.  Any such sale of Shares shall be at the risk and expense of the Holder requesting such sale.  Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, expenses, taxes or governmental charges incurred in connection with such sale.

The Company has advised the Depositary that, under current ROC law, a Holder who is a non-ROC person wishing to withdraw and hold deposited Shares from the ADR facility is required to appoint an eligible agent in the ROC for filing tax returns and making tax payments (a "Tax Guarantor"). Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the ROC and will act as the guarantor of the withdrawing Holder's tax payment obligations.  In addition, subject to certain limited exceptions, under current ROC law, repatriation of profits by a non-ROC withdrawing Holder is subject to the submission of evidence by the withdrawing Holder of the appointment of a Tax Guarantor to, and approval thereof by, the tax authority and tax clearance certificates or evidentiary document issued by the Tax Guarantor.  There can be no assurance that a withdrawing Holder will be able to appoint and obtain approval for such agent in a timely manner.

The Company has also advised the Depositary that, under current ROC law, a Holder who is not an ROC resident or company wishing to present ADSs to the Depositary for cancellation and withdrawal and holding of the Deposited Securities from the depositary receipt facility is required to register with the TSE, if the Holder has never registered as foreign investor with the TSE previously, for making investments in the ROC securities market prior to withdrawing and holding the Deposited Securities from the depositary receipts facility.

The Company has also advised the Depositary and the Holders that, under current ROC law, such withdrawing Holder is required to appoint a local agent in the ROC to, among other things, open a securities trading account with prior approval granted by the TSE with a local securities brokerage firm (with qualification set by the ROC FSC) and a bank account, pay ROC taxes, remit funds, exercise shareholder rights and perform such other functions as the Holder may designate upon such withdrawal.  In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities and cash in safekeeping, make confirmations, settle trades and report all relevant information.  Without making such appointment and the opening of such account, the withdrawing Holder would be unable to hold or subsequently sell the deposited Shares withdrawn from the ADR facility on the TSE.  The laws of the ROC applicable to the withdrawal of Deposited Securities may change from time to time.  There can be no assurances that current law will remain in effect or that future changes of ROC law will not adversely affect the ability of Holders to withdraw deposited Shares hereunder.

Currently, a party who is a PRC person may not withdraw and hold the underlying Shares unless it is a qualified domestic institutional investor ("QDII").  However, it is unclear whether a QDII may freely withdraw and hold the underlying Shares if the business of the issuer of the underlying Shares is not within the list of industries open to PRC investment as promulgated by the ROC government.  Further, there is no assurance that in the future, there will not be further restrictions or prohibitions imposed on PRC persons (including QDIIs) from investing in certain industries in the ROC, which might accordingly cause a party who is a PRC person to be unable to withdraw and hold the underlying Shares.  Under current ROC law, a PRC person means an individual holding a passport issued by the PRC, a resident of any area of China under the effective control or jurisdiction of the PRC (but not including a special administrative region of the PRC such as Hong Kong or Macau, if so excluded by applicable laws of the ROC), any agency or instrumentality of the PRC and any corporation, partnership and other entity organized under the laws of any such area or controlled by or directly or indirectly having more than 30% of its capital beneficially owned by any such person, resident, agency or instrumentality.

In connection with any surrender of an ADR for withdrawal and the delivery or sale of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order (a "Withdrawal Order") directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be either (i) withdrawn and delivered to, or upon the written order of, any person designated in such order or (ii) sold and the proceeds of any such sale (after deduction of any applicable fees, expenses, taxes or governmental charges incurred in connection with such sale) delivered to, or upon the written order of, any person designated in such order.  Directions from the Depositary to the Custodian in connection with the withdrawal and sale or delivery of the Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.

In the case of a Holder requesting the delivery of the Deposited Securities represented by the ADSs evidenced by the Holder's ADRs so surrendered, subject to applicable ROC law and to the other provisions of the Deposit Agreement, at the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.  Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable.  To the extent ROC law prohibits the sale or delivery of the Shares, such option or options shall cease to be available hereunder.

(b)  Withdrawal of Deposited Securities.  The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADS(s) upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Transfer Office (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in the Deposit Agreement and Exhibit B thereof) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Articles of Incorporation and of any applicable laws and the rules of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Deposited Securities represented by the ADSs so canceled, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so canceled, of the Articles of Incorporation of the Company, of applicable laws and of the rules of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depositary, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.  Delivery of the Deposited Securities may be made by delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable, including, without limitation, by transfer of record ownership thereof to an account designated in the Withdrawal Order maintained either by the Company or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities.  Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.

In the case of a Holder requesting the delivery of the Deposited Securities represented by the ADSs evidenced by the Holder's ADRs so surrendered, subject to applicable ROC law and to the other provisions hereof, at the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.

The Depositary shall not accept for surrender ADSs representing less than one Eligible Security. In the case of the Delivery to it of ADSs representing a number other than a whole number of Eligible Securities, the Depositary shall cause ownership of the appropriate whole number of Eligible Securities to be Delivered in accordance with the terms of the Deposit Agreement, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Eligible Security, or (ii) sell or cause to be sold the fractional Eligible Security represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. In addition, trading restrictions on the TSE may result in the price per Eligible Security or on any lot of any type of Eligible Security other than an integral multiple of 1,000 Eligible Securities being lower than the price of Eligible Securities in lots of integral multiples of 1,000 Eligible Securities.

           Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Custodian’s designated office of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of securities or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary may direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Transfer Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. .

(3)  Transfer, Combination and Split-Up of Receipts.

           (a)  Transfer.  The Depositary or its agent shall register the transfer of ADRs (and of the ADSs represented thereby) on the ADR Register and the Depositary shall cancel such Receipts and execute new Receipts evidencing the same aggregate number and type of ADSs as those evidenced by the Receipts canceled by the Depositary, shall cause the Registrar to countersign such new Receipts  (in the case of Receipts in certificated form) and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Transfer Office for the purpose of effecting a transfer thereof, (ii) the surrendered Receipts have been properly endorsed (in the case of ADRs in certificated form) or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Receipts have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in the Deposit Agreement and Exhibit B thereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

           (b)  Combination & Split Up.  The Registrar shall register the split-up or combination of Receipts on the ADR Register and the Depositary shall cancel such Receipts and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of the same type of ADSs evidenced by the Receipts canceled by the Depositary, shall cause the Registrar to countersign such new Receipts (in the case of Receipts in certificated form) and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Transfer Office, properly endorsed (in the case of Receipts in certificated form) or upon the delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law, for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in the Deposit Agreement and Exhibit B thereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each care as effect at the time thereof.

           (c)  Depositary’s Agents.  The Depositary may perform its obligations under the Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed, subject to Article (19) hereof.  Without limiting the generality of the foregoing, the Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary. Each co-transfer agent appointed under this paragraph (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

(4)  Pre-Conditions to Registration, Transfer, Etc.  As a condition precedent to the execution and delivery, issue, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or (subject to the last paragraph of  this Article (4)) the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and Exhibit B thereof, (ii) the production of proof satisfactory to it as to the identity of any signatory and genuineness of any signature or any other matter contemplated by the Deposit Agreement,  (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the deposit of Eligible Securities or the withdrawal of Deposited Securities, (B) the provisions of or governing Deposited Securities and the terms of the Deposit Agreement and the ADRs and (C) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this Receipt, the Deposit Agreement and applicable law, and (iv) such other information as it may deem necessary or proper.

The issuance of ADSs against deposits of Eligible Securities, the deposit of Eligible Securities, or the registration, registration of transfer, split-up or combination of Receipts, or, subject to the last paragraph of this Article (4), the withdrawal of Deposited Securities, may be suspended, generally or in particular instances, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Eligible Securities are listed, or under any provision of the Deposit Agreement or this Receipt or, under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason. In addition, the Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified by the Company in writing that such deposit is not permitted under ROC law.

Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Eligible Securities in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5)  Compliance with Information Requests.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of the TSE, and any other stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed or the Articles of Incorporation of the Company which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns American Depositary Shares (and Eligible Securities as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(6)  Ownership Restrictions.  To the extent that the provisions of or governing any Deposited Securities, ROC law, the rules and regulations of the TSE or the Company’s articles of incorporation may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Holders to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions.  The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this Section and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

(7)  Liability of Holder for Taxes and Other Charges.  If any tax or other governmental charge (including any penalties and/or interest) shall become payable with respect to any ADR or any Deposited Securities or American Depositary Shares or any distribution thereon, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary and by holding or having held an ADR the Holder and all prior Holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof. The Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell by public or private sale for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes and other governmental charges (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency, and shall reduce the number of ADSs evidenced by such Holder’s and/or Beneficial Owner’s ADRs to reflect any such sales of Deposited Securities. The Depositary may refuse the deposit of Eligible Securities and may refuse to issue, register or deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to the last paragraph of Article (4) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received.  Additionally, Holders shall be responsible for any and all stamp duties and other similar duties or taxes payable in the ROC, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning the Deposit Agreement.  If any legal proceedings are taken to enforce the obligations of the Company under the Deposit Agreement or the ADSs (including the certificates evidencing such ADSs) and for the purpose of such proceedings any of them are required to be taken into or enforced in any jurisdiction and stamp duties or other similar duties or taxes become payable in connection with such proceedings in such jurisdiction, the Holders will forthwith pay (or reimburse the person making a valid payment of) all such stamp duties and other similar duties and taxes, including penalties and interest (if any) unless otherwise ordered by a court of competent jurisdiction in such proceedings.  The Depositary may sell any Deposited Securities and cancel ADSs with respect thereof in order to pay any such stamp duties or other similar duties or taxes owed hereunder by Holders without the Depositary being required to request payment thereof from Holders.  In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.  The Depositary shall elect to waive any and all deferral of income tax on Share Distributions received under the Deposit Agreement.

           The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners and/or to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper. The Holders and Beneficial Owners agree to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder and/or Beneficial Owner.

           The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.

           The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

(8)  Representations and Warranties of Depositors.

           (a)  Deposit of Shares.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. To the extent such person is an Affiliate, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the Securities Act or the Rules made thereunder.

           (b)  Deposit of Payment Certificates.  Each person depositing Payment Certificates under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Payment Certificates are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Payment Certificates have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Payment Certificates presented for deposit are free and clear of any lien, encumbrance, security interest, change, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Payment Certificates presented for deposit have not been stripped of any rights or entitlements. To the extent such person is an Affiliate, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Payment Certificates (or any Shares resulting from such Payment Certificates) to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Payment Certificates (or resulting Shares) will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit of Payment Certificates, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. The Depositary may refuse to accept for such deposit any Payment Certificates identified by the Company in order to facilitate compliance with the requirements of the Securities Act or the Rules made thereunder.
If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares or Payment Certificates, to take any and all actions necessary to correct the consequences thereof.

(9)  Filing Proofs, Certificates and Other Information.  Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control and any other applicable regulatory approval, legal or beneficial ownership of ADSs and Deposited Securities and the nature of such interest, information relating to the registration of the Eligible Securities on the books maintained by or on the Company’s behalf for the transfer and registration of Eligible Securities, compliance with applicable laws and regulations, the terms of the Deposit Agreement or this Receipt and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Eligible Securities in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Eligible Securities Registrar) as the Depositary or the Custodian may deem necessary or proper. The Depositary and the Registrar, as applicable, may withhold the execution or delivery, issue, registration, registration of transfer, split-up or combination of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of the last paragraph of Article (4) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information provided, in each case to the Depositary’s and/or the Registrar’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners.  Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

(10)  Charges of Depositary.  The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of distributions of shares, rights and other securities or property, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, up to U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of distributions of shares, rights and other securities or property prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to Article (14) hereof, whichever is applicable (i) a fee of U.S.$0.05 or less per ADS for any cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to Article (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to Article (14) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this Article (10) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, and (iv) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions).The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the sale of Shares to pay ROC withholdings taxes on stock dividends pursuant to the Deposit Agreement (which are paid out of such foreign currency), (v) stamp duties and other similar duties or taxes payable in the ROC, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning the Deposit Agreement  (which are payable by Holders) and (vi) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. (“JPMorgan”) shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed  in connection with such conversion. JPMorgan and/or its agent may act as principal for such conversion of foreign currency. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. For further details see https://www.adr.com.  The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.  The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(11)  Title to Receipts.  Subject to limitations contained herein and in the Deposit Agreement, title to this Receipt (and to each ADS evidenced hereby) shall be transferable upon the same terms as a negotiable instrument under the laws of the State of New York, provided that, in the case of certificated Receipts, such Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder or Beneficial Owner is the Holder of this Receipt registered on the books of the Depositary.

(12)  Validity of Receipt.  This Receipt (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been executed by the manual or facsimile signature of a duly authorized officer. of the Depositary  Receipts bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts.

(13)  Available Information; Reports; Inspection of Transfer Books.  The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549. The Depositary shall make available for inspection by Holders at its Transfer Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Custodian or its nominee as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

           On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Incorporation of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat. The Depositary shall arrange, at the request of the Company and at the Company's expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders in accordance with the Deposit Agreement. The Company has delivered to the Depositary and the Custodian a copy of the Company’s Articles of Incorporation along with the provisions of or governing the Deposited Securities, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of the Deposit Agreement.

Until termination of the Deposit Agreement in accordance with its terms, the Depositary or its agent shall maintain at a designated transfer office (the “Transfer Office”) facilities for the delivery and receipt of ADRs and a register (the “ADR Register”) for the registration, registration of transfers, combination and split-up of ADRs, which in the case of Direct Registration ADRs shall include the Direct Registration System.

           The ADR Register shall at all reasonable times be open for inspection by the Company and by the Holders for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to the Deposit Agreement.

           The Depositary may close the ADR Register, at any time or from time to time, when deemed expedient by it.

           If any ADRs or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of ADRs and transfers, combinations and split-ups, and to countersign such ADRs in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

           At the request of a Holder of ADRs that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has written notice at such time, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted, subject in each case to applicable laws and any rules and regulations the Depositary may have established and  payment of the Depositary’s fees and expenses applicable to such exchange of certificated ADRs for Direct Registration ADRs (or vice versa).

Dated:

JPMORGAN CHASE BANK, N.A. Transfer Agent and Registrar	JPMORGAN CHASE BANK, N.A. as Depositary

By: ___________________________ Authorized Officer	By: ___________________________ Authorized Officer

The address of the Transfer Office of the Depositary is 4 New York Plaza, Floor 12, New York, New York, 10004.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(14)  Dividends and Distributions in Cash, Eligible Securities, etc.  Subject always to the laws and regulations of the Republic of China, whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any entitlements held in respect of Deposited Securities under the terms of the Deposit Agreement, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to the terms of the Deposit Agreement) be converted on a reasonable basis into Dollars transferable to the United States,  convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in the Deposit Agreement), (ii) if applicable, establish the ADS Record Date upon the terms described in Article (16) hereof, and (iii) distribute the amount thus received (net of  taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date on an averaged or other practicable basis, subject to such distribution being impermissible or impracticable with respect to certain Holders and subject to deduction of the Depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be dealt with by the Depositary in accordance with its then current practices. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

           Subject always to the laws and regulations of the Republic of China, if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Eligible Securities, the Company shall cause such Eligible Securities to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Article (16) hereof and either (i) the Depositary shall, subject to the terms of the Deposit Agreement, distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional ADRs evidencing whose ADSs, which represent in the aggregate the number of Eligible Securities received as such dividend, or free distribution, subject, however, in each case, to (a) the fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Eligible Securities distributed upon the Deposited Securities represented thereby (subject, however, in each case, to the laws and regulations of the Republic of China and net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Eligible Securities or American Depositary Shares, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in the first paragraph of this Article (14). In the event that the Depositary determines that any distribution in property (including Eligible Securities) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligation under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such. amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in the first paragraph of this Article (14). The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

           Subject always to the laws and regulations of the Republic of China, whenever the Company intends to distribute a dividend payable at the election of the holders of Deposited Securities in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of the Deposit Agreement.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the Republic of China in respect of the Deposited Securities for which no election is made, either (X) cash upon the terms described in the first paragraph of this Article (14) or (Y) additional ADSs representing such additional Shares upon the terms described in the second paragraph of this Article (14). If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Article (16) hereof) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in the first paragraph of this Article (14), or (Y) in ADSs, the dividend shall be distributed upon the terms described in the second paragraph of this Article (14). Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Deposited Securities.

           Subject always to the laws and regulations of the Republic of China, whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs. If and whenever the Company shall announce its intention to make any offer or invitation to the holders of Deposited Securities to subscribe for or to acquire Shares or other assets by way of rights, the Depositary shall as soon as practicable after receiving the notice specified above give notice of the same to the Holders, including if applicable, the manner by which and the time during which Holders may instruct the Depositary to exercise such rights. The Depositary shall make. such rights available to Holders only if (i) the Company shall have timely requested the Depositary to make such rights available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of the Deposit Agreement establishing that the Depositary may lawfully distribute such rights, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests the Depositary that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Article (16) hereof) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

           If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of the Deposit Agreement or determines it is not lawful or not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem reasonably practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in the first paragraph of this Article (14).

           If the Depositary is unable to make any rights available to Holders upon the terms described above in this Article (14), and the sale of the rights upon the terms described in the preceding paragraph of this Article (14) cannot practicably be accomplished by reason of the nontransferability of the rights, limited markets therefor, their short duration or otherwise, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or reasonably practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.
Notwithstanding anything to the contrary in this Article (14), if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of American Depositary Shares representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.
There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

           Subject always to the laws and regulations of the Republic of China, whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is lawful and reasonably practicable.  Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem equitable and practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.  If (i) the Company does not timely request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of the Deposit Agreement, or (iii) the Depositary determines that the distribution of all or a portion of such property is not equitable or practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of the first paragraph of this Article (14). If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

           To the extent that the Depositary determines in its discretion that any distribution pursuant to this Article (14) is not practicable with respect to any Holder, the Depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof). The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under the Deposit Agreement.

(15)  Redemption.  If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give timely prior notice thereof to the Depositary which notice shall set forth the particulars of the proposed redemption.  Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of the Deposit Agreement, and only if the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary.  The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price.  Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in the Deposit Agreement.  If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary.  The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

(16)  Fixing of ADS Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights, or other entitlement distribution), or for the determination of Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in the Deposit Agreement, or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or of proxies, of Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADS Record Date") for the determination of the Holders who shall be responsible for such fees and expenses or who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Deposited Securities represented by each American Depositary Share. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as practicable to the applicable record date for the Deposited Securities (if any) set by the Company in the Republic of China. Subject to applicable law and to the provisions, terms and conditions of the Deposit Agreement, only the Holders at the close of business in New York on such ADS Record Date shall be responsible for such fees and expenses or entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(17)  Voting of Deposited Securities.  The Company agrees to timely notify the Depositary of any proposed shareholders' meeting and to provide to the Depositary at least thirty (30) calendar days before any general shareholder's meeting and sufficient time in the case of  extraordinary shareholders' meeting, sufficient copies as the Depositary may reasonable request of English translations of the Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the ROC).  To the extent the Depositary believes it practicable to do so, as soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, at the Company's written request, deliver to the Holders (a) the information in the notice of such meeting sent by the Company; (b) a statement that (i) if the Depositary receives instructions in accordance herewith from Holders (as of the record date set by the Depositary) of at least 51% of the aggregate of the ADSs outstanding, instructing the Depositary to vote the Shares in respect of any matter to be voted upon at such meeting in the same manner, then the Depositary will in respect of such matter appoint the Company's chairman or a person designated by the Company's chairman as the voting representative (the "Voting Representative") to represent the Depositary and the Holders at such meeting and vote all the Shares represented by the ADSs outstanding under the Deposit Agreement in accordance with such identical instructions, insofar as practical and permitted under applicable law and the Company's Articles of Incorporation; and (ii) if the Depositary does not receive such identical instructions from Holders of at least 51% of the aggregate of the ADSs outstanding with respect to such matters, the Depositary will not provide any such voting instructions and instead will be required to appoint the Voting Representative to attend the meeting and vote all the Shares represented by the ADSs as the Voting Representative deems appropriate; and (c) a statement as to the manner in which instruction in respect of such matter may be given by Holders.

           If the Depositary receives by the date established by the Depositary for that purpose instructions in accordance herewith from Holders of at least 51% of the aggregate of the ADSs outstanding instructing the Depositary to vote Shares in respect of any matter to be voted upon at such meeting in the same manner, then the Depositary will in respect of such matter appoint the Voting Representative as representative of the Depositary and the Holders to attend such meeting and to vote all the Shares represented by the ADSs outstanding in accordance with such identical instruction, insofar as practicable and permitted under applicable law and the Company's Articles of Incorporation.

           If for any reason, other than the Company's failure to provide timely notice to the Depositary of a shareholders meeting in a manner which will reasonably enable Holders to provide voting instructions, the Depositary does not by the date established by it for that purpose receive such identical instructions in accordance herewith from Holders of at least 51% of the aggregate of the ADSs outstanding with respect to such matter, the Depositary will appoint the Voting Representative to attend such meeting and to vote all the Shares represented by the ADSs outstanding as the Voting Representative deems appropriate. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

           Notwithstanding the foregoing, the Depositary is not required to make any appointment of a Voting Representative unless and until it has received an opinion of the Company's ROC counsel, addressed to the Depositary and in form and substance acceptable to the Depositary, at the Company's sole expense, to the effect that, (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in the ROC, (ii) the granting of such proxy will not result in a violation of ROC law, rule, regulation or permit, (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under ROC law, and (iv) the granting of such discretionary proxy will not result in the Shares represented by the ADSs being considered assets of the Depositary under ROC law.

           There is no guarantee that any Holders or beneficial owners of an interest in a ADR will receive voting materials in time to instruct the Depositary to vote and it is possible that Holders and such beneficial owners will not have the opportunity to exercise a right to vote. Notwithstanding anything contained in the Deposit Agreement or this ADR, the Depositary may, to the extent not prohibited by law, rule, regulation or the Company's constituent documents, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).  Holders are strongly encouraged to forward their voting instructions as soon as possible.  Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

(18)  Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or any distribution of Shares or other property not distributed to Holders, or upon any recapitalization, reorganization, merger, consolidation, liquidation, receivership or bankruptcy affecting the Company or to which it is a party, or sale of all or substantially all the assets of the Company, the Depositary may in its discretion but with the consent of the Company which shall not be unreasonably withheld, and shall if reasonably requested by the Company (i) amend the ADRs or (ii) subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional or amended ADRs, with or without calling for the surrender of outstanding ADRs to be exchanged for new ADRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of ADR, or (iii) distribute any cash, securities or other property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, the Deposited Securities and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale at such place or places and upon such terms as it may deem proper, any property received in connection with the foregoing subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations.  To the extent the Depositary does not so amend the ADRs or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the ADRs shall, subject to the provisions of the Deposit Agreement and applicable law, evidence American Depositary Shares representing a pro rata interest in the Deposited Securities as then constituted. . Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company's expense, to Holders in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Holders in accordance with the terms thereof, as soon as reasonably practicable. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADRs. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(19)  Exoneration.  Notwithstanding anything contained in the Deposit Agreement or this ADR, neither the Depositary nor the Company nor any of their respective agents shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United States, the Republic of China or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's Articles of Incorporation, any act of God or war or other circumstance beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure) shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to Article (17) hereof), or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information,  (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any indirect, special, punitive, or consequential damages (excluding legal fees and expenses) or lost profits of any form incurred by any of them or any other person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.  The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system or in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.  The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any ADSs about the requirements of ROC law, rules or regulations or any changes therein or thereto.  Notwithstanding anything to the contrary set forth in the Deposit Agreement or this ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.  None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. By holding an ADS or an interest therein, Holders and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.  No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this ADR.

(20)  Standard of Care.  The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or the ADRs to any Holder(s) or Beneficial Owner(s) except that the Company, the Depositary and the Depositary's agents agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or willful default.  Without limitation of the foregoing, (i) neither the Depositary nor any of its controlling persons or agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Deposit Agreement, and (ii) neither the Company nor any of its controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Deposit Agreement, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required.  No Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.
The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may be incurred by Holders or Beneficial Owners from their ownership of ADRs, ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

(21)  Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Company by providing not less than 60 days prior written notice of such removal, which removal shall be effective on the later of (i) the 60th day after delivery thereof to the Depositary or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided. Notwithstanding the foregoing, if upon the resignation or removal of the Depositary a successor depositary is not appointed within the applicable 60-day period as specified in Article (23) hereof, then the Depositary may elect to terminate the Deposit Agreement and the provisions of said Article (23) shall thereafter govern the Depositary's obligations under the Deposit Agreement.  In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other its rights to indemnification and fees owing as contemplated in the Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than its rights to indemnification and fees owing as contemplated in the Deposit Agreement, each of which shall survive any such removal and/or resignation), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADRs. Any such successor depositary shall promptly mail notice of its appointment to such Holders.  Any corporation into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all of its American depositary receipt business,  shall be the successor of the Depositary without the execution or filing of any document or any further act.

(22)  Amendment/Supplement.  The Receipts outstanding at any time, the provisions of the Deposit Agreement and this form of Receipt may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations,  taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Share(s) to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and this form of ADR as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and the Receipts in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations. Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).

(23)  Termination.  The Depositary may at any time, and shall at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary under the Deposit Agreement, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating under the Deposit Agreement within 60 days of the date of such resignation, or (ii) been removed as Depositary under the Deposit Agreement, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating under the Deposit Agreement on the 60th day after the Company's notice of removal was first provided to the Depositary.  After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash.  After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

(24)  Compliance with U.S. Securities Laws.  Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(25)  Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Article (25), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Deposited Securities or ADSs; provided, however, that the Depositary may, to the extent permitted by applicable law, (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7, including ADSs which were issued under (i) above but for which Eligible Securities may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Eligible Securities under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Eligible Securities or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Eligible Securities or ADSs in its records and to hold such Eligible Securities or ADSs in trust for the Depositary until such Eligible Securities or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Eligible Securities or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Eligible Securities involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Eligible Securities involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

           To the extent permitted under applicable law, in its capacity as Depositary, the Depositary may, when a Holder of ADRs so requests, cause the Deposited Shares to be sold and deliver the proceeds of the sale prior to the receipt and cancellation of ADSs (each such transaction a "Pre-Cancellation Sale") prior to the receipt of ADSs for cancellation. Each such Pre-Cancellation Sale will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom the proceeds of the sale of Deposited Securities are to be delivered which, (i) represents that at the time of the Pre-Cancellation Sale the Applicant or its customer owns the ADSs that are to be delivered by the Applicant under such Pre-Cancellation Sale, (ii) agrees to indicate the Depositary owner of such ADSs in its records and to hold such ADSs in trust for the Depositary until such ADSs are delivered to the Depositary, (iii) unconditionally guarantees to deliver to the Depositary such ADSs, and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate; (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate; (c) terminable by the Depositary on not more than five (5) business days' notice; and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Deposited Securities involved in such Pre-Cancellation Sales at any one time to 30 per cent of the Deposited Shares outstanding, provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

(26)  Conversion of Foreign Currency.  Subject to any restrictions imposed by ROC law and regulations, whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a reasonable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall, subject to the laws and regulations of the Republic of China, convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental or regulatory requirements) in accordance with the terms of the applicable sections of the Deposit Agreement. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.  If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing. If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, make such distribution as it deems practicable including without limitation (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I. Depositary Fees

The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

           A fee of up to U.S. $5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be) may be charged to:

           (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of distributions of shares, rights and other securities or property, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and

           (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason,.

 II. Charges

The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to Article IV of the Deposit Agreement, whichever is applicable:

           (i) a fee of U.S.$0.05 or less per ADS for any cash distribution made pursuant to the Deposit Agreement,

           (ii) a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to Section 2.2 (c) of the Deposit Agreement,

           (iii) a fee for the distribution or sale of securities pursuant to Article IV of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this Exhibit B treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, and

B-1

           (iv) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions).

           The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except

           (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares),

           (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders),

           (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement),

           (iv) expenses of the Depositary in connection with the sale of Shares to pay ROC withholdings taxes on stock dividends pursuant to the Deposit Agreement (which are paid out of such foreign currency),

           (v) stamp duties and other similar duties or taxes payable in the ROC, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning the Deposit Agreement  (which are payable by Holders) and

           (vi) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed  in connection with such conversion.

B-2

Form of Certification Upon Withdrawal.

EXHIBIT C

Certification and Agreement of Persons Surrendering
ADSs for the Purpose of Withdrawal
Deposited Securities Pursuant to Section 2.7 of the
Deposit Agreement

JPMorgan Chase Bank, N.A.
4 New York Plaza, Floor 12
New York, New York, 10004
Attention:  Depositary Receipts Group

Re:          Siliconware Precision Industries Co., Ltd.

We refer to the Deposit Agreement, dated as of [Date], 2000 (the "Deposit Agreement"), among SILICONWARE PRECISION INDUSTRIES CO., LTD. (the "Company"), JPMORGAN CHASE BANK, N.A., as Depositary, and Holders and Beneficial Owners from time to time of American Depositary Shares (the "ADSs") evidenced by American Depositary Receipts (the "Receipts") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement. We are providing the information herein to enable the Company to comply with its reporting obligations under the laws and regulations of the Republic of China and understand that the Company will rely upon the information provided herein for such purpose.

1.           We are surrendering ADSs or giving withdrawal instructions through DTC in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Deposited Securities represented by the ADSs (the "Shares") pursuant to Section 2.7 of the Deposit Agreement.

2.           We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

(please check the applicable box in (a) below and fill in the missing information in (b) below,

as appropriate)

(a)           ☐  We are (it is) a "Related Person" of the Company (as defined below).

or

   ☐  We are (it is) not a "Related Person" of the Company (as defined below).

AND

F                (b)(i)       We will own _________________ Shares of the Company, after cancellation
(fill in)	of the ADSs surrendered hereby (do not include Shares represented by ADSs included in (b)(ii) below);

and

(ii)      We will own _________________ ADSs representing Shares of the Company,
(fill in)	of the ADSs surrendered hereby (do not include Shares represented by ADSs included in (b)(ii) below);

3.           We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

(i)	We are (or the person for the account of which we are acting is) the Beneficial Owner of the ADSs hereby surrendered to the Depositary for withdrawal of the-Shares represented thereby;

AND

(ii)	We hereby certify that the following information is true and correct:

Name of Beneficial Owner of ADSs: _______________________________________________________________________________
Address of Beneficial Owner of ADSs:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Nationality of Beneficial Owner of ADSs: _______________________________________________
Number of ADSs surrendered hereby: __________________________________________________
Number of Shares withdrawn hereby: __________________________________________________
Date: __________________________________________________________________________

4.           If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraphs 1 through 3 hereof that are applicable to it.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By: _______________________________________ Name Title:

A person or entity is deemed to be a "Related Person" of the Company if the person or entity is:

(a)	(i)
a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the chairman of the Company, or the spouse or member of the immediate second family of the chairman of the board of directors or general manager of the Company;

(ii)	a non-profit organization of which the funds donated from the Company exceeds one-third of the non-profit organization’s total funds;

(iii)	a director, supervisor or general manager, vice-general manager, assistant vice-general manager, or departmental head reporting to the general manager;

(iv)	the spouse of a director, supervisor or general manager of the Company; or

(v)	a member of the immediate or second immediate families of the Company’s chairman of the board of directors or general manager.

OR

(b)           a person or entity that has control or influence over the Company.